Exhibit 99.1

News Release

Contact:	Investors	Media
	Greg Ketron	Barry Koling
	(404) 827-6714	(404) 230-5268

For Immediate Release

November 14, 2006

SunTrust Chairman L. Phillip Humann Announces Company’s

“Next Generation of Executive Leadership”

James M. Wells III, SunTrust President, to Succeed Humann as CEO

ATLANTA — L. Phillip Humann, Chairman and CEO of SunTrust Banks, Inc. (STI-NYSE) announced today that James M. Wells III, the Company’s President and Chief Operating Officer, will succeed Mr. Humann as CEO effective Jan. 1, 2007, as the Company puts into place its “next generation of executive leadership.” Mr. Humann, 61, remains Chairman of the Board.

In his new role, Mr. Humann, who has been CEO since March 1998, will focus primarily on board matters and certain industry and community-related activities. As President and CEO, Mr. Wells, 60, will assume executive management responsibility for SunTrust’s overall business operations and financial performance. He was also elected to the Company’s Board of Directors, effective immediately, where he will serve as Chairman of the Executive Committee.

Reporting directly to Mr. Wells will be SunTrust’s senior executive leadership team, which includes:

•	William R. Reed, 60, Vice Chairman.

•	Robert H. Coords, 63, Corporate EVP and Chief Risk Officer.

•	Mark A. Chancy, 42, Corporate EVP & Chief Financial Officer, who recently assumed additional responsibility for SunTrust’s merger & acquisition and corporate development activities.

•	David F. Dierker, 49, Corporate EVP & Chief Administrative Officer, who assumes expanded responsibility for enterprise-wide Efficiency and Quality-related efforts at SunTrust.

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•	Thomas E. Freeman, 55, Corporate EVP and Chief Credit Officer.

•	Raymond D. Fortin, 53, Corporate EVP and General Counsel.

•	C. Gene Kirby, 47, Corporate EVP for the Retail Banking Line of Business (LOB) and the Company’s SunTrust Online (STOLI) technology-based sales and service operation. He now assumes additional responsibility for SunTrust’s Corporate Marketing activities.

•	William H. Rogers, 48, Corporate EVP for the Wealth & Investment Management, Commercial and Mortgage LOBs. Mr. Rogers assumes additional responsibility for the Corporate & Investment Banking (CIB) LOB; and

•	Timothy E. Sullivan, 56, Corporate EVP and Chief Information Officer, who assumes expanded responsibility for SunTrust’s payments strategy.

“This long-planned transition reflects the priority we place on executive talent management and succession planning at all levels of the Company,” said Mr. Humann. “As we put in place the next generation of leadership at SunTrust in general, it is timely to clarify CEO succession plans in particular given the confluence in age of SunTrust’s top three executives.” (As noted, Mr. Humann is 61; Mr. Wells and SunTrust Vice Chairman Bill Reed are both 60).

“Over the past nine years, we have balanced an emphasis on delivering consistently strong financial results with making sure SunTrust has the people, products, technology and business capabilities necessary to compete effectively in the future,” added Mr. Humann. “SunTrust today is in excellent shape. I can think of no one better suited than Jim Wells to sharpen our focus, intensify our efforts and move us to new levels of growth and performance as we look out to the coming years.”

Mr. Wells came to SunTrust with the 1998 acquisition of the former Crestar Financial Corporation, where he was President, following a 30-year career at the Richmond, VA-based institution. He was named a Vice Chairman at SunTrust in 2000 and to his present post in 2004. Mr. Wells is currently responsible for the Company’s five key lines of business — Retail Banking, Commercial Banking, Wealth & Investment Management, Mortgage and Corporate & Investment Banking – as well as its Geographic Banking organization and Technology and Operations, Sales, and Marketing units.

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“Under Phil Humann’s successful tenure as CEO, despite economic cross-currents, industry pressures and challenges in the operating environment, SunTrust has consistently delivered well against the needs of our shareholders, our customers, our employees and the communities in which we operate,” said Mr. Wells. “I look forward to building upon the platform Phil has established as we take advantage of the growth opportunities we see in the years ahead.”

During the time Mr. Humann was CEO, SunTrust’s assets increased from $60 billion to over $183 billion, accompanied by solid earnings growth and industry-leading credit quality. The Company’s geographic footprint was extended via acquisition into the Mid-Atlantic region, the Carolinas and new high-growth markets in Florida and Tennessee. Its business line, product and sales capabilities were significantly enhanced. And SunTrust moved from its historical structure of 28 separately chartered banking units to a unified “one-bank” platform.

“I am particularly pleased,” Mr. Wells added, “that SunTrust will continue to benefit from Phil’s experience, wisdom and unique perspectives on our Company and our industry.”

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of September 30, 2006, SunTrust had total assets of $183.1 billion and total deposits of $124.4 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is suntrust.com

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Forward Looking Statements

This news release may contain forward-looking statements, including statements about future prospects of the Company. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.